EXHIBIT 23.5


             LETTERHEAD OF MATHEWS, COLLINS, SHEPHERD & McKay, P.A.

                               March 25, 2002


Joseph Day, Jr., Senior Vice President
of Planning and Business Development
Celgene Corporation
7 Powder Horn Drive
Warren, NJ 07059

RE:      S-3 Registration Statement

Dear Mr. Day:


         Mathews, Collins, Shepherd & McKay, P.A. hereby consents to the following reference to its name in Celgene's current S-3 Amendment No. 1 to the Registration Statement No. 333-75636: "The statements in this prospectus under the caption 'Risk Factors -- We may not be able to protect our intellectual property' have been reviewed and approved by Mathews, Collins, Shepherd & McKay, P.A. and are included herein in reliance upon such review and approval as experts in U.S. patent law."


                                Very truly yours,


                                Mathews, Collins, Shepherd & McKay, P.A.


                                /s/ Bruce M. Collins
                                 --------------------------
                                    Bruce M. Collins